                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 29, 1999


                         Commission file number 0-14039

                                 Nucleus, Inc.
                 (Name of Small Business Issuer in its charter)

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                  NEVADA                           11-2714721
          (State of incorporation)     (I.R.S. Employer Identification No.)


                       150 N. Michigan Avenue, Suite 3610
                               Chicago, IL  60601
              (Address of principal executive offices) (Zip Code)

        Registrant telephone number, including area code: (312) 683-9000

ITEM 2 -- Acquisition or Disposition of Assets

a) On April 29, 1999, Nucleus, Inc. (the "Company") entered into and closed an agreement to acquire one-hundred percent of the capital stock of Comp Pro Computer, Inc. (the "Acquisition"). The Acquisition was effected pursuant to a Stock Purchase Agreement, by and between the Company and Comp Pro Computer, Inc. (the "Agreement"). The Company issued a press release on April 29, 1999 relating to the Acquisition. The Agreement and press release are each filed as an exhibit to this Current Report on Form 8-K and are incorporated herein by reference.

    The consideration paid by the Company in connection with the Acquisition consisted of $150,000 in cash, payable over a period of time and the forgiveness of $75,000 in debt owed to the Company. The purchase price has been and will continue to be paid from the Company's working capital. The total consideration for this transaction was determined on the basis of arms' length negotiations between representatives of Nucleus and Comp Pro Computer, Inc.

    Comp Pro Computer, Inc. is a Chicago-based provider of information technology services to small and medium sized businesses, including computers and peripheral equipment, network design, upgrade, and maintenance services.


b)  Not applicable.


ITEM 7 -- Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired. The financial statements required to be filed for Comp Pro are not currently available and will be filed by amendment to this Form 8-K no later than 60 days from the date this report is required to be filed.

(b) Pro Forma Financial Information. The required pro forma financial information will be filed at the time the required financial statements for Comp Pro are filed.

(c) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:


Exhibit No.       Description
-----------       -----------

2.1 Stock Purchase Agreement, by and between Nucleus, Inc. and Comp Pro Computer, Inc. dated April 29, 1999.

99.1              Text of Press Release, dated April 29, 1999, issued by the
                  Company

                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Nucleus, Inc.

Date: May 5, 1999
                                  /s/ J. THEODORE HARTLEY
                                  J. Theodore Hartley, Executive Vice President
                                    and Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

2.1 Stock Purchase Agreement between Nucleus, Inc. and Comp Pro Computer, Inc. dated April 29, 1999.

99.1              Text of Press Release, dated April 29, 1999, issued by the
                  Company